Exhibit 10.3
Execution Version

SECOND AMENDMENT TO MLP CREDIT AGREEMENT

THIS SECOND AMENDMENT TO MLP CREDIT AGREEMENT (this “Amendment”) dated as of October 23, 2015 (the “Second Amendment Effective Date”) is among: PennTex Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), Royal Bank of Canada as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and the undersigned Lenders constituting the Required Lenders (as such terms are defined in the Credit Agreement referred to below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby.
R E C I T A L S
A.The Borrower, the Administrative Agent and the Lenders are parties to that certain MLP Credit Agreement dated as of December 19, 2014, as amended by that certain First Amendment to MLP Credit Agreement dated as of May 6, 2015 (as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).
B.Pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower.
C.The Borrower has requested that the Credit Agreement be amended to, among other things, (i) calculate the Consolidated Interest Coverage Ratio on an annualized and accrual basis rather than a cash basis, and (ii) make certain adjustments to Unadjusted Consolidated EBITDA, in each case as more particularly set forth herein.
A G R E E M E N T
In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 1.
1.01    Additional Definition. Section 1.01 of the Credit Agreement shall be amended by adding the following new definition to such section in appropriate alphabetical order to read in full as follows:
“Annualized Consolidated Interest Expense” means: (a) with respect to the Rolling Period ending on June 30, 2015, the product of (x) Consolidated Interest Expense for such Rolling Period, multiplied by (y) 12; (b) with respect to the Rolling Period ending on September 30, 2015, the product of (x) Consolidated Interest Expense for such Rolling Period, multiplied by (y) 4; (c) with respect to the Rolling Period ending on December 31, 2015, the product of (x) Consolidated Interest Expense for such Rolling Period, multiplied by (y) 2; and (d) with respect to the Rolling

Period ending on March 31, 2016, the product of (x) Consolidated Interest Expense for such Rolling Period, multiplied by (y) 4/3.
1.02    Deletion of Definition of “Cash Interest Expense”. Section 1.01 of the Credit Agreement shall be amended by deleting the definition of the term “Cash Interest Expense” from such section in its entirety.
1.03    Restatement of Definition of “Consolidated Interest Coverage Ratio”. Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition of the term “Consolidated Interest Coverage Ratio” set forth in such section to read in full as follows:
“Consolidated Interest Coverage Ratio” means, with respect to any date, the quotient of (a) Consolidated EBITDA (or, with respect to any Rolling Period ending on or prior to March 31, 2016, Annualized Consolidated EBITDA) for the Rolling Period most recently ended on or prior to such date for which financial statements and a compliance certificate have been delivered pursuant to Section 8.01(a), (b) and/or (d), as applicable, divided by (b) Consolidated Interest Expense for such Rolling Period (or, with respect to any Rolling Period ending on or prior to March 31, 2016, Annualized Consolidated Interest Expense for such Rolling Period).
1.04    Amendment to Definition of “Consolidated Net Income”. Section 1.01 of the Credit Agreement shall be amended by deleting the phrase “, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to any other Loan Party, as the case may be” appearing at the end of clause (a) of the definition of the term “Consolidated Net Income” set forth in such section.
1.05    Restatement of Definition of “Unadjusted Consolidated EBITDA”. Section 1.01 of the Credit Agreement shall be amended by amending and restating the definition of the term “Unadjusted Consolidated EBITDA” set forth in such section to read in full as follows:
“Unadjusted Consolidated EBITDA” means, for any period of determination, the sum of (without duplication, and without giving effect to any extraordinary losses or gains during such period) the following determined on a consolidated basis: (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income in such period: (i) income tax expense, (ii) franchise tax expense (including Texas margin tax expense, if applicable), (iii) Consolidated Interest Expense, (iv) amortization, depletion, and depreciation, (v) noncash nonrecurring items during such period, (vi) costs and expenses incurred in connection with the preparation, negotiation, execution, delivery and closing of the Loan Documents and the consummation of the Initial Contribution Transactions and the Specified IPO Transactions incurred during such period and on or prior to June 30, 2015, in an aggregate amount not to exceed $30,000,000, (vii) noncash losses related to derivative instruments during such period, (viii) noncash long-term compensation expense and (ix) noncash general and administrative expenses; minus (c) to the extent added in determining Consolidated Net Income during such period, noncash nonrecurring items and noncash income related to derivative instruments, in each case during such period; plus (d) increases in deferred revenue in respect of such period; minus (e) decreases in deferred revenue in respect of such period; plus (f) with respect to any Person, other than a Loan Party, in which the Borrower or any of its Consolidated Subsidiaries has an Equity Interest, dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to any other Loan Party, as the case may be, in respect of such Equity Interest; minus (g) the amount of Consolidated Net Income during such period consisting of equity in earnings attributable to the Equity Interests described in the foregoing clause (f) of this definition.
1.06    Amendment to Borrowing Condition. Section 6.02 of the Credit Agreement shall be amended by deleting the phrase “applicable on the last day of the fiscal quarter in which such Borrowing is to be made” appearing in clause (e) of such section and replacing it with the phrase “applicable on the last day of the most recently ended fiscal quarter”.
Section 2.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:
2.01    Counterparts; Related Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and Lenders constituting the Required Lenders, counterparts of the attached consent and acknowledgment duly executed by each Guarantor, and a fully executed copy of a corresponding amendment to the PennTex Development Credit Facility, each in form and substance satisfactory to the Administrative Agent.
2.02    No Material Litigation. No material litigation, arbitration or similar proceeding shall be pending or threatened in writing that (a) calls into question the validity or enforceability of this Amendment, the Credit Agreement, the other Loan Documents or the transactions contemplated hereby or (b) which has had, or could reasonably be expected to have, a Material Adverse Effect.
2.03    Representations and Warranties. The representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the Second Amendment Effective Date.
2.04    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
Section 3.    Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower and, by its execution of the attached consent and acknowledgment, each Guarantor hereby represent and warrant to the Lenders and the Administrative Agent as follows:
3.01    Reaffirmation of Existing Representations and Warranties. After giving effect to this Amendment, each representation and warranty contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof, except (a) to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct in all material respects as of such date and (b) to the extent that any such representation or warranty is qualified by “material” or “Material Adverse Effect” references therein, such representation or warranty is true and correct in all respects on the date hereof.

3.02    Due Authorization; No Conflict. The execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby, (a) are within the Borrower’s limited partnership powers, have been duly authorized by all necessary general and limited partner action and, if required, equity owner action (including any action required to be taken by the General Partner or any class of directors, managers or equity holders of the General Partner, the Borrower or any other Person, whether interested or disinterested) in order to ensure the due authorization of this Amendment and the transactions contemplated hereby, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including any class of directors, managers or equity holders of the General Partner, the Borrower or any other Person, whether interested or disinterested,), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect and other than those third party approvals or consents that, if not made or obtained, would not cause a Default, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (c) will not violate any applicable Governmental Requirement or any Organization Documents of the General Partner, the Borrower or any other Loan Party, or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture or other agreement regarding Indebtedness of the Borrower or any other Loan Party or give rise to a right thereunder to require any payment to be made by the Borrower or such Loan Party, (e) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by the Borrower or such Loan Party, and (f) will not result in the creation or imposition of any Lien on any Property of the Borrower or any other Loan Party (other than the Liens created by the Loan Documents).
3.03    Validity and Enforceability. The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable Debtor Relief Laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.04    No Default. No Default has occurred that is continuing.
3.05    No Defense. The Borrower acknowledges that no Loan Party has any defense to (a) Borrower’s obligations to pay the Secured Obligations when due or (b) the validity, enforceability or binding effect against any Loan Party of the Credit Agreement or any of the other Loan Document to which it is a party or any Liens intended to be created thereby.
3.06    No Material Adverse Change. As of the Second Amendment Effective Date, no Material Adverse Change has occurred since December 31, 2014.
Section 4.    Miscellaneous.
4.01    No Implied Consent or Waiver. This Amendment shall not be construed as a consent to the departure from or a waiver of the terms and conditions of the Credit Agreement, except as expressly set forth herein.
4.02    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are ratified and confirmed. The amendments contemplated hereby shall not limit or impair any Liens securing the Secured Obligations, each of which are hereby ratified, affirmed and extended to secure the Secured Obligations.

4.03    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
4.04    Legal Expenses. The Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
4.05    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Images of signatures transmitted by facsimile or other electronic transmission (e.g. .pdf) shall be effective as originals.
4.06    Integration. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
4.07    Headings. The headings, captions and arrangements used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
4.08    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
4.09    Loan Document. The parties hereto agree that this Amendment shall constitute a Loan Document under and as defined in the Credit Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:

PENNTEX MIDSTREAM PARTNERS, LP

By:    PennTex Midstream GP, LLC,
its general partner

By:    /s/ Steven R. Jones
Name:    Steven R. Jones

Title:	Chief Financial Officer

SECOND AMENDMENT TO MLP CREDIT AGREEMENT

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Guaranty and Collateral Agreement) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.
CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

GUARANTORS:

PENNTEX MIDSTREAM OPERATING, LLC
By: PennTex Midstream Partners, LP, its sole member
By: PennTex Midstream GP, LLC, its general partner
By:    /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer

PENNTEX NORTH LOUISIANA, LLC
By:    /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer

PENNTEX NORTH LOUISIANA OPERATING 3, LLC
By:    /s/ Steven R. Jones
Name:    Steven R. Jones
Title:    Chief Financial Officer

SECOND AMENDMENT TO MLP CREDIT AGREEMENT

ADMINISTRATIVE AGENT:
ROYAL BANK OF CANADA,
as Administrative Agent

By:    /s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

ISSUING BANK AND LENDER:
ROYAL BANK OF CANADA,
as Issuing Bank and Lender

By:    /s/ Jason S. York
Name:    Jason S. York
Title:    Authorized Signatory

LENDER:

WELLS FARGO BANK, N.A.

By:    /s/ William Aldridge
Name:    William Aldridge
Title:    Vice President

LENDER:

BARCLAYS BANK PLC

By:    /s/ Matthew Cybul
Name:    Matthew Cybul
Title:    Assistant Vice President

LENDER:

CITIBANK, NATIONAL ASSOCIATION

By:    /s/ Peter Kardos
Name:    Peter Kardos
Title:    Vice President

SECOND AMENDMENT TO MLP CREDIT AGREEMENT

LENDER:

SUNTRUST BANK

By:    /s/ Chulley Bogle
Name:    Chulley Bogle
Title:    Vice President

LENDER:

JPMORGAN CHASE BANK, N.A.

By:    /s/ Anson Williams
Name:    Anson Williams
Title:    Authorized Signatory

LENDER:

DEUTSCHE BANK AG NEW YORK BRANCH

By:    /s/ Chris Chapman
Name:    Chris Chapman
Title:    Director

By:    /s/ Shai Bandner
Name:    Shai Bandner
Title:    Vice President

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:    /s/ Christopher Kuna
Name:    Christopher Kuna
Title:    Vice President

LENDER:

AMEGY BANK, NATIONAL ASSOCIATION

By:    /s/ G. Scott Collins
Name:    G. Scott Collins
Title:    Senior Vice President

SECOND AMENDMENT TO MLP CREDIT AGREEMENT

LENDER:

COMERICA BANK

By:    /s/ Jeffrey Treadway
Name:    Jeffrey Treadway
Title:    Senior Vice President

LENDER:

COMPASS BANK

By:    /s/ Les Werme
Name:    Les Werme
Title:    Director

LENDER:

CADENCE BANK, N.A.

By:    /s/ William W. Brown
Name:    William W. Brown
Title:    Senior Vice President

LENDER:

WHITNEY BANK

By:    /s/ Parker U. Mears
Name:    Parker U. Mears
Title:    Vice President

SECOND AMENDMENT TO MLP CREDIT AGREEMENT